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                                                                   EXHIBIT 10.14

                           SOFTWARE LICENSE AGREEMENT

         THIS SOFTWARE LICENSE AGREEMENT ("Agreement") is entered into this 20th day of April, 1995, between INTERNATIONAL TELECOMMUNICATION DATA SYSTEMS, INC. ("ITDS"), a Connecticut corporation with principal offices at 969 High Ridge Road, Suite 205, Stamford, Connecticut 06905, and YOUNGSTOWN CELLULAR TELEPHONE COMPANY, a New York partnership with principal offices at 3910 South Avenue, Youngstown, Ohio 44512 ("YCTC") and WILCOM CELLULAR, an Ohio partnership with principal offices at 3910 South Avenue, Youngstown, Ohio 44512 ("WC"), a reseller of YCTC's cellular telephone services, the permittees or Holders of FCC nonwireline licenses to provide cellular telephone services in Metropolitan Service Areas and Rural Service Areas ("Customers Market" or "Market") described as Nonwireline MSA 66 Youngstown - Warren, OH, Nonwireline MSA 238 Sharon, PA and Nonwireline RSA Ohio 11 - SID #595A. For purposes of this Agreement, YCTC and WC shall hereinafter jointly be referred to as "Customer".

         WHEREAS, ITDS is in the business of licensing billing software, including ITDS 10X Software and other billing services to FCC licensees of cellular telephone services; and

         WHEREAS, Customer desires to contract with ITDS to use billing software and obtain billing services for Customer's specific benefit in Customers above-described Market.

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

         Section 1.       Definitions:

         1.1 "Billing Services" shall mean those services described in Schedule "A" attached hereto and incorporated herein by reference.

         1.2 "Business Day" shall mean week days from 7:00 a.m. to 8:00 p.m. (E.S.T.), and shall exclude weekends and ITDS Holidays, hereinafter defined in
Section 1.19.

         1.3 "Business Hour" shall mean any sixty (60) minute period during any Business Day.

         1.4 "Call Records" are the electronic expression of home, roam, reseller and unbillable calling experiences in Customer's Market, which may include a listing of the calling party by cellular telephone number and/or ESN, the identification of the called party by cellular telephone number, and the off-hook mark in the billing tape as well as the call termination mark which determines the length of any call. Call Records are divided into home call records, roam call records, reseller call records and unbillable call records. Home call records are calls recorded by the Customer's MTSO (hereinafter defined) which are originated by the Customer's home Subscribers. Roam call records are comprised of (i) "outcollect" roam call records, which are calls recorded on the Customer's MTSO and which are originated by Subscribers of the Customer's roaming partners, and (ii) "incollect" roam call records, which are calls originated by Customer's Subscribers on





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Customer's roaming partners' MTSO and which are received by ITDS and/or
Customer from Customer's designated clearinghouse in Ciber Format. Reseller call records are comprised of those rated home and roam call records that are formatted in a predetermined record layout and that are forwarded to the reseller. Unbillable call records are those calls recorded by Customer's MTSO which are not designated as having billable call completion codes by Customer, or are otherwise invalid calls.

         1.5 "Cell Site(s)" is/are the location(s) where there is an antenna, tower, building, security fence and/or other equipment necessary to operate a Cellular Network.

         1.6 "Cellular Network" is a radiotelephone system consisting of a MTSO or MTSOs and a Cell Site or Cell Sites located within an MSA or RSA and connected to an Interconnect Carrier.

         1.7 "Ciber Format" or the Cellular Intercarrier Billing Exchange Roamer Record, contains the recognized cellular industry standard record format that is utilized to facilitate the transfer of billing information among cellular telephone carriers.

         1.8 "Conversion" or "Convert" shall mean the gathering, interpreting and restructuring of Customer's existing Customer Records into ITDS' standard specified format, from sources provided to ITDS by Customer.

         1.9 "Custom Programming" shall mean programming provided by ITDS, at Customer's reasonable written request, for software changes, modifications, or enhancements during the term of this Agreement; provided, however, ITDS may make, in the course of its business, custom changes, modifications or enhancements for other ITDS customers which are similar to or different from those provided to Customer so long as such changes, modifications or enhancements do not include Confidential Information provided by Customer to ITDS.

         1.10 "Customer Data" is information used to identify individual Subscribers of Customer, including, but not limited to, name, address, electronic serial number, mobile identification number, payment history and other descriptive and identifying billing information.

         1.11 "Customer Service Center" is the location where Customer provides service or support to its Subscribers, and such location(s) shall be set forth, as amended from time to time hereafter, on Schedule "C" attached hereto and incorporated herein by reference.

         1.12 "Data Base" is the documentation, computer tapes, records, lists or other material containing the telephone numbers, ESN numbers and other descriptive and identifying information concerning Subscribers. For purposes of this Agreement, "Data Base" shall also include the rate or tariff information used by Customer's Market.





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         1.13  "Designated Agent" shall mean the employee of Customer that
Customer has selected to perform the "Duties of Customer" set forth in Section 4 of this Agreement. At the time of execution of this Agreement, Customer's Designated Agent is the employee set forth on Schedule "C". In the event that Customer changes its Designated Agent any time during the term of this Agreement, or any renewal term hereof, Customer shall notify ITDS in writing no later than ten (10) days after the effective date of such change.

         1.14 "ESN" means the decimal, hexadecimal or octal electronic serial number assigned to a radiotelephone.

         1.15  "FCC" is the abbreviation for Federal Communication Commission.

         1.16 "Generic Improvements" shall mean all modifications, alterations, enhancements, updates, repairs or revisions of ITDS 10X Software which are developed and made generally available by ITDS to its licensees after the date of execution hereof.

         1.17 "Interconnect Carrier" is that wireline telephone company or companies, providing local exchange telecommunications services, within the geographic area of Customer's Market or the service area where Customer's MTSO is located.

         1.18 "ITDS 10X Software" is proprietary software owned by ITDS and licensed for use by ITDS licensees, including Customer, to enter data and output a Data Base of said data for subsequent processing by ITDS or authorized ITDS subcontractors to generate Subscriber bills.

         1.19 "ITDS Holidays" are New Year's Day, Lincoln's Birthday, Washington's Birthday, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Election Day, Veteran's Day, Thanksgiving, Christmas Eve and Christmas, provided that ITDS may change its holidays at any time on notice to Customer.

         1.20 "Message Processing" shall mean the reading, editing, formatting, guiding and rating of Call Records and the merging of the product thereof with any previously unbilled calls.

         1.21 "MTSO" is the abbreviation for Mobile Telephone Switching Office, and is the switch facility of an Interconnect Carrier to which radiotelephone traffic is routed.

         1.22 "Operation Schedule" is that schedule detailed below that identifies the sequence and timing of services, materials and other activities necessary to meet agreed upon operation dates between the parties hereto and to have Customer's bills to its Subscribers mailed out within the specified billing and collection cycle. The Operation Schedule can be changed from time to time upon the mutual agreement of the parties hereto.





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         1.23  "Print Vendor" shall mean a third party selected by ITDS to perform invoice fulfillment services, including, but not limited to, converting magnetic tape images (or other mutually acceptable electronic media) to invoices and then printing, folding, inserting and mailing such invoices to Customer's Subscribers.

         1.24 "Site" is the location where the MTSO operates.

         1.25 "Subscriber" is any user of cellular telephone services provided by Customer's Market.

         Section 2.       Term of Agreement:

         2.1 The initial term of this Agreement shall commence upon execution hereof and shall continue in effect for a period of three (3) years from the date of the conversion, cycle cutoff and actual bill shipment by ITDS of the last of Customer's markets to be converted to ITDS' 10X Software. Upon termination of the initial term of this Agreement, Customer shall in all events continue to be obligated to pay for all services previously performed by or then in process with ITDS.

         Section 3.       Scope of Billing Services:

         3.1 Billing Services provided and performed by ITDS shall include services specified in Schedule "A" and the deliverables specified in Schedule "F", which are attached hereto and made a part hereof by this reference. Customer agrees that ITDS has the sole and exclusive right to provide and perform the Billing Services set forth herein on behalf of Customer, and any other party providing cellular telephone services to the public through the use of Customer's Market, during the term of this Agreement. ITDS and Customer agree that ITDS will provide and perform those Billing Services specifically designated in Schedule "A" attached hereto, during the term of this Agreement, in consideration of Customer's satisfaction of the specific charges set forth in Schedules "A" and "B".

         3.2 ITDS shall provide additional billing services as reasonably requested by Customer within a reasonable time from the date of such request, subject only to ITDS' (i) existing commitments and (ii) available resources. Such additional billing services shall be provided at ITDS' then prevailing rates plus reasonable travel and lodging expenses.

         3.3 ITDS hereby grants, and Customer hereby accepts, a revocable, nontransferable and nonexclusive license for Customer and its Designated Agent to use the ITDS 1OX Software and all related documentation during the term or any renewal term hereof in accordance with the terms of this Agreement and solely for Customer's benefit at the agreed upon Customer location where ITDS installs and verifies the operability of the ITDS 10X Software. Any rights not expressly granted herein are reserved by ITDS. Suitable computer programs will be provided for the use of Customer and its Designated Agent in machine readable object code form. The ITDS 10X Software shall be used only with respect to the business





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of Customer's Market, and shall be limited to reporting and maintaining
Customer's own information. Customer and its Designated Agent shall not permit any third party, not otherwise licensed by ITDS, to use or have access to the ITDS 10X software, or the computer hardware within which the ITDS 10X Software resides.

         3.4 ITDS shall, as part of this Agreement, assist Customer in the conversion of Customer's records as presently established and formatted with Customer's current bill processing vendor. Such service will be provided pursuant to the terms of this Agreement. Customer acknowledges that the degree of cooperation received from Customer's current bill processing vendor will substantially determine the efficiency of this conversion process. Notwithstanding anything herein to the contrary, all of ITDS' obligations and duties under this Agreement are contingent upon the successful completion of the conversion process, and all outcollect roam call records submitted to Customer's clearinghouse(s) that are lost as a result of "ciber return reason code 4 10 007-message over xx days" or its equivalent, due to delays surrounding the conversion process, will be the sole liability of Customer, though ITDS will make every effort to minimize the potentiality of any such loss. Both parties hereto agree to take all reasonable and necessary steps to accomplish such conversion, and Customer further agrees to use all reasonable means at its disposal with its current bill processing vendor to attain full cooperation.

         3.5 The parties to this Agreement recognize that in order to confirm completeness and accuracy of Data Base conversion programming, ITDS will conduct testing and parallel bill processing before final live conversion of the Customer's records. These preliminary processing steps will include generation and analysis of key standard month end reports and a representative sample of invoices defined by Customer. The parties acknowledge that Customer may desire additional testing and/or parallel billings before full cutoff of Customer's current bill processing vendor, and Customer hereby agrees to pay for such testing and/or parallel billings, at ITDS' then current rate.

         3.6 ITDS shall provide monthly bills to Subscribers based on the Operation Schedule agreed upon by the parties below. In connection therewith, and in the performance of all of its services under this Section 3, ITDS shall cooperate and communicate with the Designated Agent as necessary to perform its tasks contemplated hereunder in a workmanlike and conscientious manner.

                 (i) Customer shall provide ITDS with magnetic tapes (or other mutually acceptable electronic media) from its MTSO containing Customer's Call Records and certain other charges and credits. ITDS shall sort such Call Records into home call records, roam call records or unbillable call records in accordance with the specific written instructions conveyed by Customer. ITDS shall take such sorted Call Records and shall rate the outcollect roam call records contained therein, at which point ITDS shall submit such rated outcollect roam call records to Customer's designated clearinghouse, in Ciber Format, via magnetic tape or other mutually





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acceptable electronic media.  ITDS shall forward such outcollect roam call records to Customer's clearinghouse within four (4) Business Days after ITDS' receipt of Customer's magnetic tapes or other mutually acceptable electronic media. The parties hereto agree that they will work with one another and with Customer's designated clearinghouse in the event the outcollect roam call records submitted by ITDS to Customer's designated clearinghouse are not in an acceptable format, or are unable to be read.

                 (ii) After receipt of Call Record data from Customer and cycle completion verification by Customer, ITDS shall accept and process all Call Record data, Data Base data and roaming data (provided by Customer or by any clearinghouse at Customer's direction), provided such data is in an ITDS specified format, and shall begin the conversion of such data, providing Customer with exception and error reports for Customer's review within four (4) Business Days thereafter.

                 (iii) Upon ITDS' receipt of Customer's approval and/or correction of any such exception or error reports, ITDS shall begin conversion of such approved data and produce a bill image file, providing Customer with sample bill(s) for Customer's review no later than three (3) Business Days after ITDS' receipt of Customer's approval. Customer shall specifically be responsible for reviewing sample bills for accuracy, integrity and completeness, and for approving the same, based on among other things, Customer's Call Record data, Customer Data and Data Base data.

                 (iv) Upon ITDS' receipt of Customer's approval of such sample bill(s), ITDS shall commence bill printing, with the maximum time period to complete printing, insertion of bills, mail metering and mailing not to exceed the following:

Total Volume of Bills per Cycle                     Maximum Time After Approval
- -------------------------------                    ----------------------------
1      to 16,000                                            3.0 Business Days
16,001 to 22,000                                            3.5 Business Days
22,001 and up                                               4.0 Business Days

                 (v) The parties hereto agree to designate and replace from time to time, as necessary, representatives of each party so that the billing process can work as expeditiously and smoothly as possible. All approvals, or waivers thereof, from Customer as required under the above-described Operation Schedule shall be in writing or by fax. Any performance required of ITDS hereunder shall be waived until such time as Customer responds as required hereunder.

         3.7 ITDS shall begin investigation and correction of any errors concerning any bills within two (2) Business Hours after written notification by Customer or discovery by ITDS of such errors, and shall diligently continue correction measures until such errors are resolved. Any billing re-runs or corrections of re-runs required as a result of errors or omissions on the part of





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ITDS or its employees shall be done at no additional charge to Customer.

         3.8 ITDS shall provide initial training in the operation and use of ITDS 10X Software to Customer as provided in Schedule "B". Any training or installation necessary concerning any Generic Improvements of ITDS 10X Software shall be at no cost to Customer, except for reimbursement to ITDS for reasonable travel and lodging expenses.

         3.9 As of the effective date of this Agreement, ITDS shall provide customer with the "1OX library reports" and "1OX production reports" set forth on Schedule "E" attached hereto and incorporated herein by reference. Any additional reports requested by Customer shall be deemed additional billing services and shall be subject to Section 3.2 herein.

         Section 4.       Duties of Customer:

         4.1 Customer shall deliver Call Record data, Data Base data and documentation describing certain record layout data (e.g. formatted electronic expressions of Call Record and Data Base data) to ITDS, in IBM machine-readable form consisting of on-line transmissions, magnetic tape or other mutually acceptable electronic media, in specified formats which may be designated or revised by ITDS from time to time. In the event ITDS receives data which is not in such format, ITDS shall notify Customer of such problem and shall provide Customer with an estimate of the hours needed to reformat such data, at Customer's expense as provided in Schedule "B" hereto. Customer shall have the option of replacing the problematic data with IBM machine-readable data or authorizing ITDS to reformat the data at Customer's expense, if possible, except that should Customer fail to inform ITDS of its decision within one (1) Business Day after notification of such problem, ITDS shall proceed to reformat such data, if possible, at ITDS' then prevailing rates. Notwithstanding anything to the contrary contained in this Agreement, Customer shall specifically be responsible for establishing, maintaining, updating, and validating the accuracy, integrity and completeness of Call Record data, Customer Data, Data Base data, and record layout data, and shall be solely at risk for any revenue loss associated with any failure therein. Included in Customer's responsibilities as set forth in the preceding sentence is Customer's obligation to promptly provide ITDS with prior written notice and technical specifications and/or documentation regarding any change that would impact ITDS' Billing Services. A Customer change would include, but not be limited to, a modification to: Customer's MTSO or MTSO software or network; Customer's rate plans; Customer's SID or BID numbers; Customer's cell sites; Customer's long distance toll rates or Customer's computer hardware or computer network. ITDS shall respond to Customer within thirty (30) days of receipt of such written notice, shall provide Customer with an implementation schedule related to any such notification and shall notify Customer of any ITDS charge related thereto.





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         4.2 Customer shall promptly provide ITDS with all approvals or waivers required on Customer's part as set forth in Section 3 above within one (1) Business Day of receipt by Customer. With respect to any exception or error reports, Customer shall review such reports and provide ITDS with the information necessary to process such data free of any such exceptions or errors, or waive processing of any raw call records containing such exceptions or errors, as set forth therein. Failure by Customer to perform any of its responsibilities as provided hereunder shall extend the time for ITDS' performance under this Agreement by at least the amount of time equal to Customer's delay, but in no event shall such extension exceed Customer's delay by more than two (2) Business Days. Additionally, in the event that such failure increases ITDS' costs of providing Billing Services, ITDS shall bill Customer and Customer shall pay all reasonable and verified costs directly resulting from Customer's failure to perform its responsibilities.

         4.3 Customer shall provide ITDS with the name of at least one (1) employee or third party vendor that is a fully qualified systems integrator. The systems integrator should ideally be certified to install and maintain the major hardware components required to support the ITDS 10X Software system, Customers Data Base and the related tables and files associated therewith. Customer shall also provide ITDS with the name of at least one (1) employee who must be proficient with personal computers, and who will receive initial training in the operation and use of ITDS' 10X Software.

         4.4 Customer shall acquire, at its sole expense, the compatible computer and telecommunications equipment necessary for the operation of the ITDS 10X Software. The parties shall consult as to compatibility prior to installation of such equipment; however, ITDS assumes no responsibility for any equipment acquired by Customer. ITDS has designated and approved the computer and telecommunications equipment configuration for ITDS' 10X Software, set forth on Schedule D attached hereto and incorporated herein by reference. The cost of installing, operating, maintaining, upgrading and removing such equipment shall be borne entirely by Customer. Customer agrees to promptly provide the necessary installations and to permit reasonable access to such equipment by ITDS and others engaged in installing or removing such equipment or maintaining it after installation as may be necessary for the provision of the Billing Services contracted for hereby.

         4.5 Customer shall provide ITDS with those types of Call Records recorded by Customer's MTSO which are designated by Customer as having billable call completion codes. All Call Records designated by Customer as not having billable completion codes shall be treated as unbillable call records by ITDS. Customer shall provide ITDS with all billable call completion codes and/or designations (including rate and tariff information, if applicable), in writing, within five (5) Business Days of the effective date hereof, and within fifteen (15) Business Days prior to each scheduled monthly billing cycle in which Customer elects to modify such billable call completion codes.





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         4.6 ITDS and Customer shall each establish regular and reasonable internal measures to verify the accuracy of all Billing Services performed by ITDS on behalf of Customer. Customer shall notify ITDS of all errors, omissions or inaccuracies in its Data Base or in any data, record, statement or other document processed or delivered by ITDS, within fifteen (15) days after such work is delivered to or picked up by Customer. Customer agrees that in the event of any errors, omissions or inaccuracies in Billing Services, ITDS shall be given a reasonable period, not to exceed thirty (30) days, in which to run a rebilling to correct such error. ITDS agrees to take all reasonable steps to rebill in the event of any errors in Billing Services. Customer agrees to reimburse ITDS for any cost and expense incurred if the rebilling is required through no fault of ITDS. The parties agree that the limitation periods in this Section shall apply only to the matters arising under this Section.

         Section 5.       Payment Terms and Conditions:

         5.1 Customer acknowledges that ITDS has contracted with a Print Vendor to provide certain billing services which under this Agreement are to be performed and provided by ITDS. Customer shall provide ITDS with a postage deposit equal to the average monthly cost of postage for billings mailed on Customer's behalf. Customer understands that without this deposit, the Print Vendor will not mail Customer's bills. Customer shall forward the postage deposit due under this Section at the same time it satisfies ITDS' invoice for the previous months Billing Services. ITDS reserves the right to designate another company in the Print Vendor's place and stead, and Customer reserves the right to designate another company in the Print Vendor's place and stead. To the extent Customer elects to designate another company in the Print Vendor's place and stead, the parties agree that ITDS shall have no responsibility to any party with regard to any services, costs, liabilities, damages etc. in any way resulting from and/or associated with the services to be performed by Customer's print vendor.

         5.2 Customer shall pay all invoices from ITDS within thirty (30) days from receipt of invoice. Customer shall be deemed to be in receipt of an invoice three (3) days after such invoice is deposited by ITDS in the United States mail, postage prepaid. If timely payment is not received by ITDS, ITDS may bill and Customer shall pay all costs, including reasonable attorneys' fees expended in collecting unpaid amounts and a late payment charge on the unpaid balance of two percent (2%) per month or the maximum rate allowed by law, whichever is higher. Notwithstanding anything to the contrary contained in this Agreement, Customer understands that to the extent any invoice is not paid within thirty (30) days from Customer's receipt of the same, ITDS may cease to perform Billing Services for Customer until such time as all payments due and payable to ITDS are received by ITDS. In addition, Customer understands and agrees that ITDS' cessation of Billing Services as provided above shall not constitute a breach by ITDS of any of its duties or obligations under this Agreement or be deemed an election of remedies by ITDS.





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         5.3  Customer agrees to pay all federal, state and local taxes, however designated (excluding taxes based upon ITDS' net income) imposed on or based upon the provision of technical services hereunder. If any such taxes or assessments are required to be collected and/or paid by ITDS, then Customer agrees to reimburse ITDS for all such sums within thirty (30) days of notification from ITDS of its liability therefor.

         Section 6.       Operational Changes and Improvements:

         6.1 ITDS reserves the right at any time or from time to time, in its sole discretion, to make changes in rules of operation, including, but not limited to, sign on procedures, access commands, programming languages, or the location of ITDS' access stations, provided that such changes do not materially and adversely impact Customer. Adjustment to the processing period and Customer equipment installed at Customer's premises shall be as mutually agreed upon by the parties.

         6.2 In the event that Customer requests Custom Programming of ITDS, additional contractual agreements will be required. Any such requested Custom Programming modifications will be performed on and charged at a time and material basis at ITDS' then prevailing rates. In the event of agreed travel by employees or representatives of ITDS, Customer will pay reasonable travel and lodging expenses.

         6.3 Customer shall prioritize all changes it requests to the ITDS 10X Software and submit such prioritized list in writing to ITDS regularly, as mutually agreed. Customer shall update its prioritized list from time to time to reflect all changes. ITDS shall provide Customer with an acceptance and implementation schedule for the requested changes, after ITDS has received all Customer information ITDS deems necessary or appropriate to respond. ITDS shall notify Customer in its response of any additional charges for requested changes and of any additional information needed to implement such changes.

         6.4 When Customer requests an ITDS 10X Software enhancement, such request must include sufficient detail for the parties to determine the exact nature of such enhancement. Any requests for improvements must be in writing.

         6.5 ITDS will notify Customer in advance of any Generic Improvement, new release or new version of ITDS' 10X Software, which may or may not have been requested by Customer, but which directly impacts Customer. ITDS shall provide Customer with written documentation regarding any such Generic Improvement or new version of ITDS' 10X Software prior to the delivery of the same. ITDS shall, through the use of Generic Improvements, new releases and\or new versions, maintain its ITDS 10X Software so that such Software allows ITDS to provide billing services in accordance with the then existing standards established by CTIA through its CIBER or other related committees.





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         6.6 ITDS is, and shall be, the sole owner of all inventions, discoveries, updates, improvements, modifications, changes and/or enhancements relating to the ITDS 10X Software, all copies thereof, including translations, compilations, partial copies, derivative works and updated works, whether partial or complete and whether or not modified or merged into other program materials and whether in written or unwritten form and whether developed by Customer or ITDS. Customer acknowledges and agrees that the foregoing inventions, discoveries, et cetera, shall not be deemed or considered "work for hire". ITDS shall retain the exclusive right to reproduce, publish, patent, copyright, sell, license or otherwise make use of such inventions, discoveries, updates, improvements, modifications, changes and/or enhancements. Customer hereby grants to ITDS a perpetual, nonexclusive, worldwide royalty free license and right to use, execute, display, perform and distribute copies of and prepare or have prepared for ITDS' own use or use by its customers, any and all custom coding or programming done by ITDS for or on behalf of Customer in respect of the ITDS 10X Software, both object code and source code, additions and modifications thereto and derivative works therefrom.

         6.7 ITDS shall not be responsible for any changes made to the ITDS 10X Software by any party other than ITDS without the express written permission of ITDS. Any changes made without the express written permission of ITDS shall immediately release ITDS from any and all obligations to correct or maintain the ITDS 10X Software, but in no way shall this alter or modify ITDS' ownership of the ITDS 10X Software or Customer's duty and obligation to maintain the standards of confidentiality set forth herein.

         6.8 Should Customer desire any changes in the format or appearance of bills printed and mailed to its Subscribers after execution hereof, including changes in the type, format, appearance or printing of inserts to be inserted in such bills, Customer shall give ITDS no less than thirty (30) days prior written notice thereof. ITDS shall endeavor to comply with any such requests of Customer, subject to any contractual limitations ITDS may have with the Print Vendor. ITDS shall provide Customer with an implementation schedule related to any such request, and shall notify Customer of any ITDS and/or Print Vendor charges related thereto to alter existing formats or establish new formats.
All such requests by Customer shall include sufficient detail for ITDS to determine the exact nature of the changes requested.

         Section 7.       Security and Confidentiality:

         7.1 The parties are willing to exchange certain information that the disclosing party deems to be confidential and proprietary for the mutual purpose of performing the terms of this Agreement. Each party shall use its best efforts to maintain the security and confidentiality of all data and documentation which is considered proprietary to any party hereto.

         7.2 For purposes hereof "Confidential Information" shall include all business and technical information or data relating to either party hereto, including but not limited to the ITDS 10X





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Software and related documentation, training materials, financial information, trade secrets (hereinafter defined as information, including a formula, pattern, compilation, program, devise, method, technique, or process that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by persons who can obtain economic value from its disclosure or use), know-how, methods of operation, research and development data, customer lists, sales and pricing information, customer surveys, drawings, processes, patent data, files, sketches, models, samples, marketing data, copyrightable data, object code, source code, training materials, system documentation and the like, whether or not patentable or copyrightable. Notwithstanding anything contained herein to the contrary, Confidential Information shall not include the following:

                 (i) Information developed independently by either party hereto or lawfully received from another source without breach of this Agreement as documented in the dated or written records of the developing or receiving party; or

                 (ii) Information within the public domain through no wrongful act of the receiving party; or

                 (iii) Information previously known by either party hereto prior to the execution hereof as evidenced by prior written documentation thereof; or

                 (iv) Information rightfully received by either party hereto after the execution hereof from a third party who learned of it or developed it independently from any party hereto, or from a party hereto with the consent of that party and without any restriction on disclosure thereof; or

                 (v) Information disclosed pursuant to law, judicial order or governmental regulation after any statutory appeal rights have expired concerning any such prospective disclosure.

         7.3 The party receiving Confidential Information ("Recipient") shall not use or communicate, directly or indirectly, any of the Confidential Information to any third party without the prior written consent of the party disclosing said Confidential Information ("Discloser"). Recipient shall use its best efforts to prevent inadvertent disclosure of all or any part of the Confidential Information to any third party. Recipient shall advise its agents and employees who are to receive the Confidential Information that the Confidential Information is confidential and proprietary to Discloser, and shall instruct such agents and employees that Recipient and its agents and employees have a legal obligation to maintain the Confidential Information in confidence and not to disclose it to any third party.

         7.4 Customer recognizes that the ITDS' 10X Software and all related information, including, but not limited to, any and all updates, modifications, Generic Improvements, enhancements, user and installation manuals, documentation, and information related to installation at the location(s) of Customer are proprietary to and constitute TRADE SECRETS of ITDS, and that all rights thereto, including copyrights, are owned by ITDS. ITDS shall at all times retain title to the ITDS 10X Software and all related information.

         7.5 Customer shall keep each and every item of ITDS 10X Software and all related information furnished hereunder free and clear of any claims, liens and encumbrances.

         7.6 Customer shall not (i) copy or duplicate, or permit anyone else to copy or duplicate, any of the ITDS 10X Software or related information, whether in written, magnetic or any other form, except pursuant to reasonable backup procedures; nor (ii) provide or make the ITDS 10X Software or related information available to any person or entity other than employees of Customer who have a need to know consistent with Customer's use thereof under this Agreement; nor (iii) create or attempt to create, or permit others to create or attempt to create by disassembling, reverse engineering or otherwise, the source programs or any part thereof from the object program or from other information (whether oral, written, tangible or intangible) made available to Customer under this Agreement; nor (iv) copy for the use of others operator manuals, system reference guides, training materials and other user-oriented materials without the prior written consent of ITDS. In order to protect ITDS' TRADE SECRETS and copyrights in the ITDS 10X Software and related information, Customer agrees to reproduce and incorporate ITDS' relevant notices, including copyright and TRADE SECRET notices, in any copies, modifications or partial copies authorized under this Agreement. The ITDS 10X Software shall be kept in a secure place with access and use restrictions recommended by ITDS.

         7.7 Customer agrees to notify ITDS forthwith if it obtains information as to any unauthorized possession, use or disclosure of any item of ITDS' 10X Software or related information by any person or entity, known by Customer to be possessing, using or disclosing the ITDS 10X Software without authorization, and upon making such notification to ITDS, agree to cooperate with ITDS in protecting ITDS' proprietary rights.

         7.8 Customer agrees and acknowledges that ITDS may use, or require Customer to use, at ITDS' expense, software locks in order to limit the use of the ITDS 10X Software consistent with the use permitted hereunder.

         7.9 Each party's obligations under this Section shall continue after the termination of this Agreement with respect to each item of Confidential Information for as long as that Confidential Information remains confidential and proprietary to the party attempting to enforce its confidentiality.

         Section 8. Warranty. ITDS shall perform Billing Services with reasonable care and in a professional and workmanlike manner. EXCEPT FOR THE EXPRESS WARRANTY STATED HEREIN, WHICH IS IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, ITDS MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT

NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER STATUTORY OR COMMON-LAW WARRANTY IN CONNECTION WITH THE BILLING SERVICES PROVIDED HEREUNDER OR THE PRODUCTS SOLD HEREUNDER.

         Section 9.       Limitation of Liability and Remedy.

         9.1 NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NEITHER ITDS NOR ANY OF ITS AFFILIATES SHALL BE LIABLE TO CUSTOMER, WHETHER SUCH LIABILITY ARISES UNDER WARRANTY, CONTRACT, STRICT LIABILITY IN TORT, NEGLIGENCE, OR OTHERWISE, FOR LOST REVENUES, LOST PROFITS OR OTHER SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR FOR LOSS, DAMAGE OR EXPENSES INDIRECTLY ARISING FROM CUSTOMER'S OR ANY THIRD PARTY'S USE OF OR INABILITY TO USE THE BILLING SERVICES, EVEN IF ITDS HAS BEEN ADVISED OF THE PROBABILITY OF SUCH DAMAGES. DURING EACH CALENDAR YEAR OF THIS AGREEMENT, ANY LOSS OR DAMAGE TO CUSTOMER ARISING SOLELY FROM ITDS' ERRORS, OMISSIONS, INTERRUPTIONS OR DELAYS IN BILLING SERVICES, SHALL BE LIMITED, IN THE AGGREGATE, TO DIRECT DAMAGES NOT TO EXCEED AN AMOUNT EQUAL TO THE TOTAL MOBILE NUMBER PROCESSING FEES PAID BY CUSTOMER FOR THE HIGHEST TWO (2) MONTH PERIOD DURING THE CALENDAR YEAR IN WHICH SUCH DIRECT DAMAGES OCCURRED. THIS CLAUSE SHALL SURVIVE FAILURE OF AN EXCLUSIVE REMEDY. NO ACTION OR PROCEEDING UNDER THIS AGREEMENT MAY BE COMMENCED MORE THAN ONE (1) YEAR AFTER THE CAUSE OF ACTION ACCRUES.

         9.2 IN THE EVENT OF ANY LOSS OR DAMAGE TO CUSTOMER ARISING FROM ITDS' ERRORS, OMISSIONS, INTERRUPTIONS OR DELAYS IN BILLING SERVICES, ITDS MUST BE NOTIFIED IN WRITING AND GIVEN THE OPPORTUNITY TO RESOLVE EACH SUCH PROBLEM IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.6 ABOVE. CUSTOMER AGREES IT SHALL TAKE ALL REASONABLE STEPS TO COLLECT ALL AMOUNTS DUE AFTER ANY REBILLING, SUPPLEMENTAL BILLING OR ANY OTHER ACTION BY ITDS TO RESOLVE SUCH ERROR, OMISSION, INTERRUPTION, DELAY OR OTHER PROBLEM. IN THE EVENT CUSTOMER CLAIMS AMOUNTS DUE UNDER THE PROVISIONS OF THIS SECTION AFTER TAKING SUCH REASONABLE EFFORTS, CUSTOMER SHALL ALSO PROVIDE ITDS WITH ALL DOCUMENTATION REASONABLY REQUIRED BY ITDS TO ESTABLISH THE AMOUNT OF LOSS CLAIMED. IN THE EVENT OF ANY PAYMENT OF MONEY DAMAGES BY ITDS HEREUNDER TO CUSTOMER, CUSTOMER AGREES TO EXECUTE AND DELIVER TO ITDS ANY AND ALL DOCUMENTS AS MAY BE REQUIRED TO SUBROGATE ITDS TO ALL OF THE RIGHTS OF CUSTOMER TO COLLECT ANY AND ALL AMOUNTS DUE WHICH CONSTITUTE SUCH DAMAGES.

         9.3 THE REMEDIES STATED IN THIS SECTION 9 SHALL BE THE EXCLUSIVE REMEDIES OF CUSTOMER FOR ANY BREACH BY ITDS OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

         Section 10. Recovery. ITDS shall provide recovery procedures reasonably designed to protect Customer's billing data and to assist in the reconstruction of such data in the event of loss or destruction while under ITDS' control. Should ITDS cause any of Customers billing data within its control to be rendered unusable or unfit for billing purposes, ITDS shall use its best efforts to reconstruct the data to its condition immediately prior to the time such data was rendered unusable or unfit without charge to Customer. Customer and its Agents shall reasonably cooperate with

ITDS to reconstruct damaged data.

         Section 11. Default. Failure by any party to comply with any material term or condition under this Agreement shall entitle the non-breaching party to give the defaulting party written notice of such default. If the defaulting party has not cured such default within thirty (30) days after receipt of notice, the non-breaching party shall be entitled, in addition to all other remedies, unless limited by this Agreement, to terminate this Agreement by giving notice to take effect immediately. Notwithstanding anything to the contrary contained herein, if Customer is in default under or breaches this Agreement, ITDS' damages shall include, but not be limited to an early termination fee equal to the product of (i) the total number of Customer's Subscribers as of the date of default and (ii) the mobile number processing and other related charges set forth on Schedule "B" attached hereto, multiplied by (iii) the number of months remaining on the term of the Agreement. To the extent an early termination occurs during ITDS' processing and actual bill shipment of Customers 25th through 36th consecutive monthly billing cycle, the calculation of the early termination fee set forth above shall be modified by multiplying such early termination fee by 75%. The foregoing provisions shall not be deemed an election of remedies or liquidated damages. The right of the non-breaching party to terminate hereunder shall not be affected in any way by its waiver of or failure to take action with respect to any previous default.

         Section 12. Indemnification. ITDS will indemnify and save Customer harmless from any loss or damage (including reasonable attorney's fees) incurred by Customer, resulting from any claim by any third party that ITDS' 10X Software infringes upon, or wrongfully copies the proprietary or intellectual property of another. In addition, ITDS will indemnify and save Customer harmless from any loss or damage (including reasonable attorney's fees) incurred by Customer because of claims, suits or demands of third parties for personal injury or tangible property damage to the extent such loss or damage is caused by or results solely from the grossly negligent acts of ITDS or its employees or agents, provided: (a) Customer promptly notifies ITDS in writing of any suits, claims or demands against Customer for which ITDS is responsible under this indemnity, (b) Customer gives ITDS full opportunity and authority to assume the sole defense of and settle such suits and (c) Customer furnishes to ITDS upon request all information and assistance available to Customer for defense against such suit, claim or demand. ITDS' liability under this indemnity shall in no event exceed the maximum dollar figure set forth in
Section 9.1 herein. This indemnity is in lieu of all other obligations of ITDS, express or implied, in law or in equity, to indemnify Customer. In the event it is determined that loss or damage was not caused solely by the grossly negligent acts of ITDS, its employees or agents, Customer shall reimburse ITDS for all reasonable legal expenses incurred.

         Section 13.  Termination or Expiration:

         13.1 In the event of termination for uncured default by Customer or expiration of this Agreement, ITDS may, if Customer so requests, continue to provide Billing Services under the existing terms and conditions for a period of up to one hundred eighty (180) days to allow for an orderly transition to a new provider of services similar to those provided by ITDS. ITDS shall then extract all Customer billing data from the ITDS billing system and shall deliver such data to Customer on such media as Customer shall reasonably request. Customer shall pay all costs of such data extraction including, but not limited to, ITDS programming time, machine time, and printing. ITDS shall charge Customer its then prevailing rates at the time data extraction is performed.

         13.2 Upon any termination, the license granted herein shall terminate and ITDS shall have the right to take immediate possession of the ITDS 10X Software, all related information, and all copies thereof, wherever located, without demand or notice. Unless ITDS has already taken possession of such ITDS 10X Software, related information and copies thereof, Customer shall return to ITDS, within five (5) business days after termination hereof, the ITDS 10X Software, related information, software locks and all copies thereof in the form provided by ITDS or as modified by Customer.

         13.3 Notwithstanding any other provisions of this Agreement, in the event that any court or any regulatory agency requires ITDS to cease providing Billing Services or any portion thereof as required under this Agreement, then this Agreement shall be terminated or modified in accordance with such court or regulatory agency without penalty to ITDS. When possible, ITDS will provide at least sixty (60) days notice of such requirement and will continue, if allowed by such court or regulatory agency to provide Billing Services for one-hundred-eighty (180) days from the date of such order or request to allow for an orderly transition.

         Section 14. Force Majeure. Neither party will be deemed to be negligent, at fault, or liable in any respect for any delay, damage, loss or failure in performance, including the interruption of Billing Services, resulting from acts of God, war, accidents, labor disputes, strikes, or any other cause beyond the reasonable control of the party delayed. The foregoing shall not apply to Customer's obligation to make payment for services rendered.

         Section 15. Applicable Law and Forum. This Agreement shall be governed by, and construed in accordance with the laws of the State of Connecticut, except a provision of that law which would refer resolution of any issue to another jurisdiction. The forum for resolution of any dispute shall be the State of Connecticut.

         Section 16. Assignment. All rights of ITDS hereunder shall inure to the benefit of its successors and assigns; all obligations of Customer shall bind the heirs, legal representatives, successors and permitted assigns of Customer. This Agreement shall not be assigned by Customer in whole or in part without the prior written consent of ITDS.

         Section 17. Personnel Employment. Customer agrees not to solicit or offer employment to, or accept employment of, employees, agents or consultants of ITDS who are associated with any Billing Services provided under this Agreement during the term hereof and for a period of one (1) year after termination of this Agreement for any reason.

         Section 18. Section Headings. The headings of the several Sections are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         Section 19. Severability. In the event any of the provisions of this Agreement are found to be invalid by any administrative agency or court of competent jurisdiction, the remaining provisions of this Agreement, whether relating to similar or dissimilar subjects, shall nevertheless be binding with the same effect as though the invalid provisions were deleted, unless the result would be to substantially change the rights or obligations of either party, in which event this Agreement shall terminate.

         Section 20. No Waiver. Either party's failure at any time to enforce any of the provisions of this Agreement or any right with respect thereto, or to exercise any option herein provided, will in no way be construed to be a waiver of such provisions, rights, or options or in any way to affect the validity of this Agreement. The exercise by either party of any rights or options under the terms or covenants herein shall not preclude or prejudice the exercise thereafter of the same or other rights under this Agreement.

         Section 21. Notices. Any notice required or permitted to be given by either party hereto to the other shall be confirmed by facsimile, hand delivery, or certified or registered mail, return receipt requested, at the address hereon stated, and shall be deemed to have been given three (3) days after deposited in the United States mail with postage prepaid.

         If to ITDS:                       Counsel
                                           International Telecommunication Data
                                           Systems, Inc.
                                           969 High Ridge Road Suite 205
                                           Stamford, CT 06905
                                           Tel: (203) 329-3300

         If to Customer:                   Ms. Lynn Williamson
                                           Youngstown Cellular Telephone Company
                                           3910 South Avenue
                                           Youngstown, Ohio 44512
                                           Tel: (216) 565-9503

         Section 22. Entire Agreement. This Agreement and any Schedules attached hereto constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, representations, and commitments, in oral or written form. This Agreement may not be modified except by an instrument in writing signed by a duly authorized representative of each of the parties. In the event of any conflict between the body of this Agreement and any Schedule attached hereto, the text of the body of the Agreement shall prevail.

         Section 23. Non-exclusive Agreement. This Agreement is non-exclusive. ITDS reserves the right to extend to others service similar or dissimilar to the Billing Services provided hereunder.

         Section 24. Customer Referral. Upon providing ITDS with its prior written approval, Customer hereby agrees to allow ITDS to use Customer's name for purposes of marketing the ITDS 10X Software to potential ITDS customers.

         Section 25. Multiple Copies or Counterparts of Agreement. The original and one or more copies of this Agreement may be executed by one or more of the parties hereto. In such event, all of such executed copies shall have the same force and effect as the executed original and all of such counterparts taken together shall have the effect of a fully executed original.

         Section 26. Favored Nation Status. Notwithstanding anything to the contrary contained in Schedule "B" hereto, to the extent that ITDS enters into an agreement to provide billing services to a provider of cellular services, and such billing services are the same in scope to those Billing Services provided by this Agreement, and such agreement is formalized by a software license agreement that: (i) provides for a term that is equal to or greater than the length of the term of this Agreement; (ii) provides for ITDS to perform Mobile Number Processing Billing Services for a number of subscribers that is equal to or less than the number of Customer's subscribers and (iii) provides for more favorable ITDS charges for such billing services, each determined as of the date that each respective software license agreement is executed, then ITDS agrees to extend such more favorable ITDS charges to Customer at such time without delay.

         Section 27. Customer Market Acquisition. Notwithstanding anything to the contrary contained herein, to the extent Customer purchases an additional license, or additional licenses, to provide cellular and/or PCS services, each such additional cellular and/or PCS market that owns such license may be added to this Agreement by addendum, and shall be subject to the terms and conditions of this Agreement, except that any such cellular and/or PCS market shall be subject to a reasonable minimum monthly charge for Billing Services, and shall also be subject to a reasonable implementation/conversion fee.

         IN WITNESS WHEREOF, the parties have executed this Agreement:

INTERNATIONAL TELECOMMUNICATION                    YOUNGSTOWN CELLULAR TELEPHONE
DATA SYSTEMS, INC.:                                COMPANY:
                                                   By SYGNET, INC.:

By: /s/ CHARLES L. BAKES                           By: /s/ ALBERT H. PHARIS, JR.
   -----------------------------                      --------------------------

Name: Charles L. Bakes                             Name: Albert H. Pharis, Jr.

Title: President                                   Title: President & CEO

Date: 4-20-1995                                    Date: 4-18-95
     -----------------------------                      ------------------------

WILCOM CELLULAR:
By SYGNET, INC.:

By: /s/ ALBERT H. PHARIS, JR.
   -----------------------------

Name: Albert H. Pharis, Jr.

Title: President & CEO

Date: 4-18-95
     ---------------------------

                                   SCHEDULE A

                        DESCRIPTION OF ITDS SERVICES

The following services are provided by ITDS [Charges associated with such services are set forth on Schedule B, or to the extent any of such services are not set forth on Schedule B, such services shall be provided at ITDS' then prevailing rates, plus reasonable travel and lodging expenses, if applicable]:

- -        Running of all ITDS 10X production jobs.
- -        Receipt point for data from Customer's switch, clearinghouse, carrier or other source required for ITDS' production of the Customer's subscribers invoices.
- -        Basic security administration.
- -        Transfer of Customer data back and forth between Customer and ITDS for purposes of cycle processing and in/outcollect administration.
- -        Printing, folding, and inserting of subscriber invoices, return envelopes, and client supplied inserts into each mailing envelope.
- -        Sealing, postage metering and mailing of subscriber invoices.
- -        Processing of in\outcollect call records to and from Customer's clearinghouses.
- -        Processing of Customer's month end bill runs, which shall include the production of month end reports, summary files, invoice images and the updated return of the same following monthly cycle processing.
- -        Processing of parallel month end invoice runs (during conversion of
         Customer's Market), if any.
- -        Processing involving Customer's resellers, if any.
- -        Custom programming, if requested by Customer and agreed to by ITDS.
- -        Support of ITDS' Creditlink, Collection Module, PayScan and
         prospective billing services offered by ITDS, if requested by Customer and agreed to by ITDS.
- -        Correction of input data received from Customer or its agents (not to be performed by ITDS personnel unless specifically requested by
         Customer and agreed to by ITDS).
- -        Tracing of missing data.  Customer assumes the sole risk and responsibility for its data arriving at ITDS in a timely manner, and in readable form. ITDS will notify Customer once it determines such data has not arrived or is not in readable form, thereafter Customer must locate and/or remedy any problem with the data and expedite its delivery to ITDS.
- -        Production of microfiche, if requested by Customer and agreed to by
         ITDS.
- -        Cycle billing, and/or additional billings necessitated by late receipt of data which Customer or Customer's agents are responsible for providing to ITDS, if requested by Customer and agreed to by ITDS.

                                   SCHEDULE B

Flat Charge Per Mobile Number Processed * Tiered

First                  20,000           $1.60
20,001                 30,000           $1.50
30,001                 40,000           $1.40
40,001                 50,000           $1.35
50,001 Or More                          $1.30

Outcollect Message Processing * Tiered

First                  20,000           $ .015
20,001                 30,000           $ .0125
30,001                 40,000           $ .0100
40,001                 50,000           $ .0075
50,001 or More                          $ .0050

Flat Charge Per Pager Number Processed * Tiered

First                  5,000            $0.70
5,001                  10,000           $0.65
10,001 or more                          $0.60

Pricing Includes:

*    Initial business meeting
*    On-site installation of ITDS 10X software
*    Fifteen (15) days training on site
*    Hardware configuration consultation
*    Non-exclusive license fee for initial contract term
*    10X Report Writer
*    Trouble Monitor
*    Unlimited training in CT.
*    Reasonable telephone support
*    Dedicated service rep
*    All agreed upon initial programming through conversion
*    Parallel bill runs through conversion
*    Incollect roamer message processing
*    Toll message rating
*    One hour per month of programming per 1,000 subscribers billed(1)

ADDITIONAL CHARGES

*    One time implementation fee                            $10,000.00 WAIVED
*    One time conversion fee                                $ 7,500.00 WAIVED
*    One additional formatter required                      $ 1,500.00 WAIVED
*    Production of all bills:
        * Cellular: Cost of paper, (2) envelopes, printing, $ .32(2) stuffing, inserting and mail preparation
        * Pager: Cost of paper, (2) envelopes, printing,    $ .13(2)
          stuffing, inserting and mail preparation
*    Reseller tapes                                         $ 100.00 per tape
*    Programming in excess of free
       programming allowance                                $ 65.00/hr.
*    Overnight courier                                        PASS THROUGH
*    Shipment or transmission of tapes
     or other media                                           PASS THROUGH
*    Postage                                                  PASS THROUGH
*    Travel and lodging required of ITDS personnel            PASS THROUGH

ADDITIONAL MODULES:

*    Collection Module
*    Credit Card Link
*    CreditLink                                               SEE ITDS
*    Debit & Threshold Billing Module                         PRODUCTS/SERVICES
*    Inventory Scan                                           PRICE CHART
*    PayScan
*    Point of Sale
*    SwitchLink

(1) 30,000 Subscribers processed by ITDS would generate 30 hours of free programming per month. Unused hours may be accumulated and applied to programming charges within any calendar quarter.

(2)  If Customer elects to have ITDS perform fulfillment services.

                                   Schedule B
                            Price Chart Definitions

Mobile Number Processing:

Mobile numbers processed during a monthly cycle include the following:

     1.        All active mobiles.
     2. All unassigned mobiles which have been active for a portion of the monthly cycle.
     3. All unassigned mobiles which have incollect usage processed during the monthly cycle.
     4. All additional mobiles for each account billed that has no mobiles.

Incollect Roamer Message Processing

All records submitted to ITDS by Customer's Clearinghouse for incollect processing. The count is included on the Clearinghouse transmittal sheet which accompanies the magnetic tape containing incollect records forwarded to ITDS.

Outcollect Roamer Message Processing

All Outcollect records processed and submitted to the Clearinghouse by ITDS. The count is the number of Outcollect records that appears on the transmittal sheets sent by ITDS to Customer's Clearinghouse.

Toll Message Rating

All home interlata and interstate rated messages and all type 20 Outcollect records.

Incollect Roamer Batches

All incollect batches received from the Customer's Clearinghouse for the monthly cycle as they appear on the Customer's Clearinghouse incollect transmittal sheets

Outcollect Roamer Batches

All Outcollect batches submitted by ITDS to the Customer's Clearinghouse during a monthly cycle. A record of the total number to Outcollect batches appears on ITDS' Outcollect transmittal sheets.

                 ITDS CUSTOMER PRODUCTS & SERVICES PRICE CHART
                         SUPPLEMENT TO ITDS PRICE CHART
                                 MARCH 1, 1995


               PRODUCT                                                                  PRICE
COLLECTION MODULE                                                              $995.00 License Fee
     Provides full support for                                                 .03/Mo./Subscriber
     dedicated collections units
     that share the ITDS 10X
     data base.

CREDIT CARD LINK                                                              $3,995.00 License Fee
     A direct interface with credit                                        (included at no additional
     bureaus for on line validation                                          charge if Point Of Sale
     and electronic funds transfer.                                              is purchased).

CREDITLINK                                                                     $1,995 License Fee
     An electronic credit bureau                                            0.25 Per Score (optional)
     inquiry module that provides
     on-line credit analysis for
     new customers.

DEBIT & THRESHOLD BILLING MODULE                                                 To be released
     System Operators maintain firm                                             3rd quarter 1995
     control over usage and payments
     of subscribers with marginal
     credit through the ability to
     limit usage of specific phones.

INVENTORYSCAN                                                                 $3,995.00 License Fee
     A complete inventory management
     system interface which allows
     easy bar code scanning and on-
     line inventory record maintenance.

PAYSCAN                                                                       $1,995.00 License Fee
     A high performance, automated
     lockbox remittance processing
     product. A bar code scanner
     creates automatic payment files
     that link to the ITDS 10X
     Billing System. Speeds processing
     and reduces dependence on
     inflexible external bank vendors.

POINT OF SALE                                                                       Per Unit
     A convenient and powerful                                      Bulk Pricing                       License Fee
     point of sale system for the                                   ------------                       -----------
     entire sales process                                           One                                $13,995.00
     including initial                                              Two-Five                           $12,995.00
     application, credit check,                                     Six-Ten                            $ 9,995.00
     activation, inventory update,                                  Eleven or more                     $ 8,995.00
     and invoicing.                                                 Monthly                            $    50.00
                                                                    maintenance
                                                                    and support
                                                                    per unit
                                                                    (includes all
                                                                    new Point of
                                                                    Sale software
                                                                    releases)

SWITCHLINK                                                                            By Quote
     A direct multi-switch interface
     service module to automatically
     manage line and feature
     activation or deactivation
     in connection with ITDS 10X
     service order activity.


                 For more information call ITDS at 203-329-3300
          969 High Ridge Road, Suite 205 - Stamford, Connecticut 06905

                                   SCHEDULE C

                              CUSTOMER INFORMATION

Customer Service Center

Youngstown Cellular Telephone Company
3910 South Avenue
Youngstown, Ohio 44512
Tel: (216) 565-9503

Customer Designated Agent

Ms. Lynn Williamson

                                   SCHEDULE D

          [THE FOLLOWING IS INFORMATION PRESENTED IN GRAPHIC FORMAT]

                     REQUIRED EQUIPMENT CONFIGURATION FOR
                    CUSTOMER BASES UNDER 2000 SUBSCRIBERS

DEDICATED SERVER
  80486 PC 50mhz
  MS DOS 6.0
  8 Meg RAM
  1.2 Gigabyte HD (Novell Certified)
       800 meg dedicated
       to ITDS Directory(s)*
  SCSI Controller Card
       with 4 meg CACHE Memory
  VGA or EGA Monitor
  1.44 Meg 3 1/2 Floppy
  1.2 Meg 5 1/4 Floppy

Novell Netware Version 3.12
Ethernet LAN Cabling
Thin net RJ58U
PC Anywhere LAN Version
PK ZIP
R&R Report Writer
The above software packages are installed by ITDS during the ITDS 10X installation.
Micronet DAT
1 gig Tape Back Up Drive
Software: ARCSOLO
HP Laserjet Printer
Hayes Optima 28800 Baud RJ11 DEDICATED LINE (DID)

WORKSTATION
80486SX PC 33mhz
MS DOS 6.0
2 Meg RAM
(Optional) 40 Meg HD
VGA or EGA Monitor
1.2 Meg 5 1/4 Floppy
Novell Connection using IPX/NETX

NOTE:
* The ITDS Directories include:
     1)ITDS - Houses the ITDS Operating System and the Customer Data Files.
     2)ITDSSCRS - Houses the ITDS Operating Screens.
     3)RR - Houses the R&R Report Writer Operating System.
     4)ITDSBILL - Houses all the reports transmitted from the ITDS home office.

                                   SCHEDULE D

           [THE FOLLOWING INFORMATION IS PRESENTED IN GRAPHIC FORMAT]

                        REQUIRED EQUIPMENT CONFIGURATION
               FOR CUSTOMER BASES BETWEEN 2000 - 7500 SUBSCRIBERS

DEDICATED SERVER

     80486 PC 50mhz
     MS DOS 6.0
     32 Meg RAM
     2.0 Gigabyte HD (Novell Certified)
                 1.5 gig dedicated
                 to ITDS Directory(s)*
     SCSI Controller Card
                 with 4 meg CACHE Memory
     VGA or EGA Monitor
     1.44 Meg 3 1/2 Floppy
     1.2 Meg 5 1/4 Floppy

WORKSTATION

80486DX PC 33mhz
MS DOS 6.0
4 Meg RAM
(Optional) 40 Meg HD
VGA or EGA Monitor
1.2 Meg 5 1/4 Floppy

Novell Connection using IPX/NETX

Novell Netware Version 3.12
Ethernet LAN Cabling Thin net RJ58U

* PC Anywhere LAN Version

* PK Zip

* R&R Report Writer

* The above software packages are installed by ITDS during the ITDS10X installation.

Micronet DAT
2 gig Tape Back Up Drive
Software:  ARCSOLO

HP Laserjet
Printer

Hayes Optima 28800 Baud
RJ11 DEDICATED LINE (DID)

NOTE:
* The ITDS Directories include:
     1)ITDS  - Houses the ITDS Operating System and the Customer Data Files.
             - 12 Months of Invoice Summary information.
             - 3 Months of Call Detail information.
     2)ITDSSCRS - Houses the ITDS Operating Screens.
     3)RR - Houses the R&R Report Writer Operating System.
     4)ITDSBILL- Houses all the reports transmitted from the ITDS home office.

                                   SCHEDULE D

          [THE FOLLOWING INFORMATION IS PRESENTED IN GRAPHIC FORMAT]

                     REQUIRED EQUIPMENT CONFIGURATION FOR
               CUSTOMER BASES BETWEEN 7500 - 15000 SUBSCRIBERS

DEDICATED SERVER

     80486 PC 66mhz
     MS DOS 6.0
     32 Meg RAM
     4.0 Gigabyte HD (Novell Certified)
                 3.5 gig dedicated
                 to ITDS Directory(s)*
     SCSI Controller Card
                 with 8 meg CACHE memory
     VGA or EGA Monitor WORKSTATION
     1.44 Meg 3 1/2 Floppy
     1.2 Meg 5 1/4 Floppy

WORKSTATION

80486DX PC 50mhz
MS DOS 6.0
4 Meg RAM
(Optional) 40 Meg HD
VGA or EGA Monitor
1.2 Meg 5 1/4 Floppy

Novell Connection using IPX/NETX

Novell Netware Version 3.12
Ethernet LAN Cabling
Thin net RJ58U

* PC Anywhere LAN Version

* PK Zip

* R&R Report Writer

* The above software packages are installed by ITDS during the ITDS 10X installation.

Micronet DAT
2 gig Tape Back Up Drive
Software:  ARCSOLO

HP Laserjet Printer

IOMEGA Bernoulli Drive
150 meg Removable Floppy

Hayes Optims
28800 Baud
RJ11 DEDICATED LINE (DID)

NOTE:

* The ITDS Directories include:
     1)ITDS - Houses the ITDS Operating System and the Customer Data Files.
            - 12 Months of Invoice Summary information.
            - 3 Months of Call Detail information.
     2)ITDSSCRS - Houses the ITDS Operating Screens.
     3)RR - Houses the R&R Report Writer Operating System.
     4)ITDSBILL - Houses all the reports transmitted from the ITDS home office.

                                   SCHEDULE D

          [THE FOLLOWING INFORMATION IS PRESENTED IN GRAPHIC FORMAT]

                     REQUIRED EQUIPMENT CONFIGURATION FOR
                    CUSTOMER BASES OVER 15000+ SUBSCRIBERS


DEDICATED SERVER

     80486 PC DX50 or DX266
     MS DOS 6.0
     64 Meg RAM*
     6.0 Gigabyte HD (Novell Certified)
                 5.5 gig dedicated
                 to ITDS Directory(s)
     SCSI Controller Card
                 with 16 meg CACHE Memory*
     Mono VGA or EGA Monitor
     1.44 Meg 3 1/2 Floppy
     1.2 Meg 5 1/4 Floppy

*Additional memory will be required when hard disk space is increased due to market growth.

WORKSTATION

80486DX PC 50mhz
MS DOS 6.0
4 Meg RAM
(Optional) 40 Meg HD
VGA or EGA Monitor
1.2 Meg 5 1/4 Floppy

Novell Connection using IPX/NETX or IPXODI/NETX

Novell Netware Version 3.12
Ethernet LAN Cabling Thin net RJ58U
or 10 BASET

* PC Anywhere LAN Version

* PK Zip

* R&R Report Writer

* The above software packages are installed by ITDS during the ITDS 10X installation.

Archive Compatible DAT
2 gig Tape Back Up Drive
Software:  ARCSOLO

HP Laserjet Printer

IOMEGA Bernoulli Drive
150 meg Removable Floppy
Hayes Optima
28800 Baud
RJ11 DEDICATED LINE (DID)

NOTE:
* The ITDS Directories include:
     1)ITDS - Houses the ITDS Operating System and the Customer Data Files.
            - 12 Months of Invoice Summary information.
            - 3 Months of Call Detail information.
     2)ITDSSCRS - Houses the ITDS Operating Screens.
     3)RR - Houses the R&R Report Writer Operating System.
     4)ITDSBILL - Houses all the reports transmitted from the ITDS home office.

                                   SCHEDULE E

000 REPORT LIBRARY VERSION 5.0
001 CUSTOMER MASTER LISTING (CUSMAST2)
002 CUSTOMER MASTER ADDRESS LIST (CUSMAST1)
003 CUSTOMER MASTER LIST- ROAMERS (CUSMAST5)
004 CUSTOMER MASTER LIST - GROUP ACT (CUSMAST7)
005 PAST DUE ACCOUNTS BY CUSTOMER NUMBER (COLLECT1)
006 ACCOUNT EXCEEDS CREDIT LIMIT (COLLECT2)
007 ACCOUNT STATUS AS OF LAST INVOICE (ACTSTAT1)
008 ACCOUNT STATUS - CREDIT BALANCE (ACTSTAT2)
010 ACCOUNT STATUS - ROAMERS ONLY (ACTSTAT1)
011 ACCOUNT STATUS - SORTED BY TYPE (ACTSTAT5)
012 ACCOUNT STATUS - PAYMENTS APPLIED BATCH FILE - ITDSSTA1) 013 PRE-DUNNING REVIEW - DETAIL (COLLECT5)
014 PRE-DUNNING REVIEW - SUMMARY (COLLECT6)
015 COLLECTION LETTER 1 - LATE (LETTER1)
016 COLLECTION LETTER 2- 30 DAYS (LETTER2)
017 COLLECTION LETTER 3 - 60 DAYS (LETTER3)
018 COLLECTION LETTER 4 - DISCONNECT (LETTER4)
019 COLLECTION LETTER 5 - 90 DAYS (LETTERS)
020 ACCOUNT STATUS SORTED BY ACCT (ACTSTAT4)
021 HOTLINED CUSTOMERS (COLLECT3)
022 TAX EXEMPT CUSTOMERS (TAXEXEPT)
023 WOFF\IACT PAYMENTS AND ADJUSTMENTS BY CUSTOMER(TRANWOFF) 024 PRE-DUNNING - SUMMARY DESCENDING (COLLECT 8)
025 CHARGE OFF ACCOUNT INFORMATION (COLLECT9)
026 ACCOUNT STATUS - WOFF/IACT ACCTS (ACTSTAT3)
027 SECURITY DEPOSITS (SECTRNDP)
030 TRANSACTION LIST - TRANSACTION BY BATCH (TRANSPAY)
031 TRANSACTION LIST - PAYMENTS ONLY BY BATCH (TRANSPAY2) 032 TRANSACTION LIST - TRANSACTION BY CUSTOMER (TRANS)
033 TRANSACTION LIST - TRANSACTION BY DATE (TRANSPY4)
034 TRANSACTION LIST - PAYMENTS ONLY BY DATE (TRANSPY5)
036 CYCLE TRANSACTION SUMMARY HOME SUBSCRIBERS (TRANSME)
037 TRANSACTION LIST - TRANSACTION BY CODE (TRANSAD2)
038 TRANSACTION LIST - TRANSACTION BY G/L (TRANSAD3)
039 TRAN LIST - REOCCURRING BY CODE (TRANRAD)
040 TRAN LIST - REOCCURRING BY CUST (TRANRAD2)
041 CYCLE TRANSACTION SUMMARY ROAMING PARTNERS (TRANSMER) 045 ADJUSTMENT CODE MASTER LIST (ADJLIST)
046 GENERAL LEDGER MASTER LIST (GLCODES)
050 INVOICE SUMMARY BY CUSTOMER (INVSUM1)
051 INVOICE SUMMARY BY TYPE (INVSUM2)
054 INVOICE SUMMARY WITH BALANCES (INVSUM3)
056 INVOICE SUMMARY BY DEALER/SLMN (INVSUM5)
058 CYCLE SUMMARY RECAP HOME SUBSCRIBERS ONLY (INVSUM10)
059 INVOICE SUMMARY CREDIT CARD (INVSUM6)
060 PEAK / OFFPEAK MINUTES BY CUST (POPMINC)
061 PEAK/OFFPEAK MINUTES BY MOBILE (POPMINM)
062 PEAK / OFFPEAK MINUTES BY RATE PLAN (POPMINR)
070 GENERAL LEDGER TRIAL BALANCE (GLEDGER)
100 MOBILE MASTER - FREE MINUTES (MOBMST10)
101 MOBILE MASTER BY CUSTOMER # (MOBMAST2)
102 MOBILE MASTER BY MOBILE ID (MOBMAST1)
103 MOBILE MASTER BY RATING PLAN (MOBMAST3)
104 MOBILE MASTER - CURR ACTIVATIONS (MOBMAST4)
105 MOBILE MASTER - CURRENT DEACTIVATES (MOBMAST5)
106 MOBILE MASTER BY MOBILE ID SUBS ONLY (MOBMAST8)
107 DEACTIVATIONS BY REASON CODE (MOBMAST6)
108 CURRENT MONTH ACTIVATIONS (CUSMAST3)
109 CREDIT CARD MOBILE LIST (MOBMAST9)
110 MOBILE MASTER - FEATURES ONLY (MOBFEAT1)
111 MOBILE MASTER - ROLLOVER PLANS (MOBROLL)

112 MOBILE MASTER - DEALER/SALESMAN (MOBMST11)
113 MOBILE SUMMARY - BY RATE/NPA-NXX (MOBSUM1)
115 MOBILE SUMMARY - BY NPA-NXX/RATE (MOBSUM2)
119 FREE POOL WARNING REPORT (ITDSFREE)
120 EQUIPMENT LIST BY MAKE/MODEL (EQUIP2)
121 LEASE/PURCHASE EQUIPMENT (EQUlP1)
122 PHONES BY MOBILE TYPE (EQUIP3)
123 EQUIPMENT BY CUSTOMER (EQUIP4)
124 CURRENT MONTH PURCHASED EQUIP (EQUIP5)
125 CURRENT MONTH EQUIP CHARGES (EQUIP6)
130 PRINT REPORTS FROM OUTCOLLECT (ITDSOUTS)
131 PRINT ITDSPERR - ERROR REPORT (ITDSERRS)
132 PRINT INVOICE REPORTS - MONTHEND (ITDSINVR)
133 PRINT BILLING REPORTS - MONTHEND (ITDS81LR)
134 PRINT TAX REPORTS - MONTHEND (ITDSTAXR)
135 PRINT SAMPLE INVOICES (ITDSSINV)
136 PRINT MONTH END CIB REPORTS (ITDSCIB1)
151 INCOMING ROAMER BY SID/BATCH (RCALLDT1)
160 ROAMER CROSS REF BY RATE/SID (CROSREF4)
161 ROAMER CROSS REFERENCE BY NPA-NXX (CROSREF)
162 ROAMER CROSS REFERENCE BY SID (CROSREF2)
163 ROAMER CROSS REFERENCE BY COMPANY (CROSREF3)
164 SID/BID LISTING IN SID ORDER (CROSREF5)
165 NET SETTLEMENT BY CYCLE (NETSET)
166 NET SETTLEMENT HISTORY (NETSET)
167 NET SETTLEMENT FOR ONE SID (NETSET)
168 CYCLE SUMMARY OF OUTGOING ROAMING (ROAM01)
169 TOTAL SUMMARY OF OUTGOING ROAMING (ROAM02)
170 CYCLE SUMMARY INCOMING ROAMING (ROAM03)
171 TOTAL SUMMARY INCOMING ROAMING (ROAM04)
172 ROAMER INVOICE COVER LETTER (ROAMINVS)
200 DEALER/SALESMAN LISTING (SALES01)
201 CLIENT LEAD PROFILE (LEAD04)
202 ALL LEADS BY DEALER CODE (LEAD01)
204 OPEN LEAD AGING (LEAD03)
206 LOST LEADS BY DEALER/SALESMAN (LEAD02)
210 SALES COMMISSIONS CURRENT MONTH ACTIVATIONS (SALES03)
211 SALES COMMISSIONS CURRENT MONTH DEACTS (SALES04)
212 SALES COMMISSIONS BY RATE PLANS - ACTIVE (SALES06)
213 SALES COMMISSIONS BY RATE PLANS DEACT (SALES07)
214 SALES COMMISSIONS CURRENT MONTH BY WEEK (SALES11)
215 SALES COMMISSIONS CURRENT MONTH WITH CALL FEATURES (SALES12)
216 GROUP CODE DETAIL REPORT (GROUP01)
217 GROUP CODE SUMMARY REPORT (GROUP02)
218 GROUP CODE ALPHA SUMMARY RPT (GROUP03)
219 GROUP CODE CONTRIB MESSAGES (GROUP04)
300 MASTER INVENTORY REPORT (INVENTRY)
301 CELLULAR INVENTORY - BY STATUS (INVTRY2)
302 CELLULAR INVENTORY - BY ESN (INVTRY1)
400 MESSAGE LIST- COMPLETE (MESSAGES)
401 MESSAGES - FIRST LINE ONLY (MESSAGE2)
403 PRINT CUSTOMER NOTES (MEMOS)
410 BIRTHDAY LIST (BDAYLIST)
411 ANNIVERSARY LIST (ANVYLIST)
450 LASER LABELS 1X4 ACCOUNT ORDER (LSRLAB1)
451 LASER LABELS 1X2 5/8 ACCOUNT ORDER (LSLRLAB2)
452 LASER LABELS 1X4 ZIPCODE ORDER (LSRLAB3)
453 LASER LABELS 1X2 5/8 ZIPCODE ORDER (LSRLAB4)
455 LASER LABELS 1X4 TELEMARKETING (LSRLAB5)
460 ZIPCODE ANALYSIS LIST (ZIPLIST)
500 REPORT LISTING BY REPORT # (REPORTS)
501 REPORT LISTING BY TYPE (REPORTS)
502 REPORT LISTING - ALPHABETICAL (REPORTS)

600 REFRESH MAIN MASTER FILES (BATCH FILE- ITDSRFSH)
601 REFRESH INVOICE SUMMARY (BATCH FILE- ITDSRFSM)
602 REFRESH CALL DETAIL (BATCH FILE - ITDSRFCD)
603 REFRESH INVENTORY FILE - ITIEQUIP (BATCH FILE - ITDSRFEQ)
607 PREPARE COLLECTION FILES (BATCH FILE - ITDSRFCL)
610 PRINT PRE-INVOICE WARNING REPORT (BATCH FILE - ITDSWARN)
611 PRINT ITDS TELEPHONE INV. RPT (BATCH FILE - ITDSTNI1)
612 PRINT ITDS AGING REPORT (ITDSNAG1)


               ITDS COBOL PRODUCTION REPORT LISTING - Cellular
                               HOME PROCESSING

ITDSTAPE.LOC     List tapes included in processed run.
ITDSPERR.LOC     Sorts and prints all errors from initial process run
ITDSCIBA.LOC     Prints incollect activity before and after rating
ITDSUSID.LOC     Prints unrated incollect roamers by SID number.
ITDSDATE.LOC     Sorts and prints summary of unrated calls and errors by date.
ITDSPRAT.LOC     Prints all access prorations by customer
ITDSRPT1.LOC     Customer invoice summary register and balance sheet report
ITDSRPT2.LOC     Rate plan invoice summary
ITDSRPT3.LOC     Customer balance register
ITDSHBAL.LOC     Prints payments and adjustments by Adjustment Code
ITDSRPT4.LOC     Customer access and usage summary by rate plan and account status
ITDSTAXP.LOC     Tax sales analysis by tax plan
ITDSTAXA.LOC     Tax sales analysis by Adjustment Code
ITDSTAXR.LOC     Tax sales analysis by rate plan
ITDSTAXJ.LOC     Tax sales analysis by jurisdiction
ITDSUB1L.LOC     Customer usage summary for Home and Roam
ITDSHTOL.LOC     Prints toll records by Toll Tariff
ITDSCIBP.LOC     Prints incollect activity by batch.
INVOICE.LOC      Customer sample invoices for review

                     ITDS COBOL PRODUCTION REPORT LISTING
                            OUTCOLLECT PROCESSING

ITDSTAPE.LOC     Lists tapes included in processed run
ITDSPERR.LOC     Sorts and prints all errors from initial process run
ITDSDATE.LOC     Sorts and prints summary of unrated calls and errors by date
ITDSCIBR.LOC     CIBER transmittal report
ITDSUBIL.LOC     Customer usage summary for Home and Roam
ITDSOBIL.LOC     Sorts and prints rated billable/unbillable air/toll by SID #
ITDSOTOL.LOC     Prints outcollect toll records by Toll Tariff

                                   SCHEDULE F

Customer Deliverables
Not Applicable

                          FIRST ADDENDUM TO AGREEMENT

The following terms and conditions are made a part of the Software License Agreement (hereinafter referred to as the "Agreement") entered into on April 18, 1995, between INTERNATIONAL TELECOMMUNICATION DATA SYSTEMS, INC. ("ITDS"), a Connecticut corporation with principal offices at 969 High Ridge Road, Suite 205, Stamford, Connecticut 06905, and YOUNGSTOWN CELLULAR TELEPHONE COMPANY and WILCOM CELLULAR, both with principal offices at 6550 Seville Drive, Suite B, Canfield, Ohio 44406 ("Customer").

In addition to those provisions set forth in the Agreement, the parties agree to amend and/or modify such Agreement as follows:

1. THE INITIAL PARAGRAPH, SECTION 21, AND SCHEDULE C OF THE AGREEMENT SHALL BE DELETED IN THEIR ENTIRETY, AND THE FOLLOWING INITIAL PARAGRAPH, SECTION 21, AND SCHEDULE C SHALL BE SUBSTITUTED IN THEIR PLACE AND STEAD:

     "           THIS SOFTWARE LICENSE AGREEMENT ("Agreement") is entered into this 18th day of April, 1995, between INTERNATIONAL TELECOMMUNICATION DATA SYSTEMS, INC. ("ITDS"), a Connecticut corporation with principal offices at 969 High Ridge Road, Suite 205, Stamford Connecticut 06905, and each of YOUNGSTOWN CELLULAR TELEPHONE COMPANY, a New York partnership with principal offices at 6550 Seville Drive, Suite B, Canfield, Ohio 44406 ("YCTC"), WILCOM CELLULAR, an Ohio partnership with principal offices at 6550 Seville Drive, Suite B, Canfield, Ohio 44406 ("WC"), a reseller of YCTC's cellular telephone services, YCTC and WC being the permittees or Holders of FCC nonwireline licenses to provide cellular telephone services in Metropolitan Service Areas and Rural Service Areas described as Nonwireline MSA 66 Youngstown - Warren, OH, Nonwireline MSA 238 Sharon, PA and Nonwireline RSA Ohio 11 - SID #595A ("Customer's Market" or "Market"), and ERIE CELLULAR TELEPHONE COMPANY, a partnership with principal offices at 6550 Seville Drive, Suite B, Canfield, Ohio 44406 ("ECTC"), the permittee or Holder of an FCC nonwireline license to provide cellular telephone services in the Metropolitan Service Area described as Nonwireline MSA 130 Erie, PA. ("Customer's Market" or "Market"). For purposes of this Agreement, YCTC, WC and ECTC shall hereinafter be referred to as "Customer"."

     "Section 21. Notices. Any notice required or permitted to be given by either party hereto to the other shall be confirmed by facsimile, hand delivery, or certified or registered mail, return receipt requested, at the address hereon stated, and shall be deemed to have been given three (3) days after deposited in the United States mail with postage prepaid.

If to ITDS:                 Counsel
                            ITDS
                            969 High Ridge Road, Suite 205
                            Stamford, CT 06905
                            Tel: (203) 329-3300

If To Customer:             Ms. Lynn Williamson
                            Youngstown Cellular Telephone Company
                            6550 Seville Drive
                            Canfield, Ohio 44406
                            Tel: (216) 565-5000"

                                  "SCHEDULE C

                              CUSTOMER INFORMATION

Customer Service Center
Youngstown Cellular Telephone Company
6550 Seville Drive
Canfield, Ohio 44406
Tel: (216) 556-5000

Customer Designated Agent
Ms. Lynn Williamson"

Except to the extent modified by the terms of this Addendum to the Agreement, the parties hereby ratify and confirm all of the terms and conditions of the Agreement dated April 18, 1995.

This Addendum to the Agreement shall also be considered to be legally binding and incorporated into the above referenced Agreement when executed by all parties.

     IN WITNESS WHEREOF,  the parties have executed this Agreement:

INTERNATIONAL TELECOMMUNICATION              YOUNGSTOWN CELLULAR TELEPHONE
DATA SYSTEMS, INC.:                          COMPANY:
                                             By SYGNET, INC.:

By: /s/ CHARLES L. BAKES                     By: /s/ ALBERT H. PHARIS, JR.
   -----------------------------                -----------------------------

Name Charles L. Bakes                        Name: Albert H. Pharis, Jr.

Title: President                             Title President & CEO

Date:                                        Date: 1-19-96
     ---------------------------                  ---------------------------

WILCOM CELLULAR:                             ERIE CELLULAR TELEPHONE
By SYGNET, INC.:                             COMPANY:
                                             By SYGNET, Inc.:

By: /s/ ALBERT H. PHARIS, JR.                By: /s/ ALBERT H. PHARIS, JR.
   -----------------------------                -----------------------------

Name: Albert H. Pharis, Jr.                  Name: Albert H. Pharis, Jr.

Title: President & CEO                       Title: President & CEO

Date: 1-19-96                                Date: 1-19-96
     ---------------------------                  ---------------------------